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                                                Filed Pursuant to Rule 424(b)(4)
                                                      Registration No. 333-47240


                              PROSPECTUS SUPPLEMENT

                        To Prospectus dated May 17, 2001

                                       of

                                  FINDWHAT.COM

     Morris Wolfson ("Mr. Wolfson"), sold the following number of shares of our common stock on the date and at the per share price set forth below:

o    25,000 shares on June 13, 2001 at $2.24 per share.

This sale was effected by Fahnestock & Co., as agent, at a 5% commission charge. Immediately following this sale, Mr. Wolfson beneficially owned 25,000 shares of our common stock.

     MWDD Partnership ("MWDD") sold the following number of shares of our common stock on the date and at the per share price set forth below:

o    12,000 shares on June 13, 2001 at $2.25 per share; and

o    500 shares on October 31, 2001 at $4.18 per share.

This sale was effected by Pond Equities, as agent, at a 5% commission charge. Immediately following this sale, MWDD beneficially owned 12,500 shares of our common stock.

     MWCA Partnership ("MWCA") sold the following number of shares of our common stock on the dates and at the per share prices set forth below:


o    10,000 shares on June 15, 2001 at $2.37 per share;
o    1,500 shares on July 27, 2001 at $2.08 per share;
o    2,500 shares on July 30, 2001 at $2.15 per share;
o    7,000 shares on July 31, 2001 at $2.34 per share;
o    10,000 shares on August 1, 2001 at $2.70 per share;
o    5,000 shares on August 2, 2001 at $2.90 per share;
o    2,500 shares on August 3, 2001 at $3.03 per share;
o    7,000 shares on August 7, 2001 at $2.94 per share;
o    2,000 shares on October 17, 2001 at $2.60 per share;
o    600 shares on October 19, 2001 at $2.30 per share;
o    1,000 shares on October 23, 2001 at $3.50 per share;
o    500 shares on October 24, 2001 at $4.10 per share; and
o    400 shares on October 31, 2001 at $4.18 per share.

These sales were effected by Pond Equities, as agent, at a 5% commission charge. Immediately following these sales, MWCA beneficially owned 50,000 shares of our common stock.

     MWPT Partnership ("MWPT") sold the following number of shares of our common stock on the date and at the per share price set forth below:

o    12,500 shares on July 18, 2001 at $2.03 per share.



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This sale was effected by Pond Equities, as agent, at a 5% commission charge.
Immediately following this sale, MWPT beneficially owned 12,500 shares of our common stock.

     Com. Ind. Multiforma ("Com. Ind.") sold the following number of shares of our common stock on the date and at the per share price set forth below:

o    2,000 shares on June 22, 2001 at $2.03 per share;
o    3,000 shares on June 25, 2001 at $2.05 per share;
o    3,000 shares on July 17, 2001 at $2.00 per share;
o    7,000 shares on July 18, 2001 at $2.03 per share;
o    4,100 shares on July 19, 2001 at $2.04 per share;
o    1,500 shares on July 27, 2001 at $2.08 per share;
o    2,500 shares on July 30, 2001 at $2.15 per share;
o    3,000 shares on August 16, 2001 at $2.70 per share;
o    2,500 shares on August 23, 2001 at $2.59 per share; and
o    8,900 shares on August 27, 2001 at $2.63 per share.

This sale was effected by Pond Equities, as agent, at a 5% commission charge. Immediately following this sale, Com. Ind. beneficially owned 37,500 shares of our common stock.

     deJong & Associates, Inc. ("deJong") sold the following number of shares of our common stock on the dates provided below:

o    9,000 shares on September 19, 2001;
o    2,225 shares on October 25, 2001.
o    2,083 shares on September 28, 2001;

These sales were effected by Wedbush Morgan Securities Inc., as agent, pursuant to Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended. Immediately following these sales, deJong beneficially owned 22,917 shares of our common stock.

     On November 5, 2001, the closing price per share of our common stock on the Nasdaq SmallCap Market was $5.20.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO CONTRARY IS A CRIMINAL OFFENSE.


           The date of this Prospectus Supplement is November 6, 2001.